AMENDED AND RESTATED

                      McCAW CELLULAR COMMUNICATIONS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN1



         McCAW CELLULAR COMMUNICATIONS, INC., a corporation organized under the laws of the State of Delaware, hereby adopts this Amended and Restated McCaw Cellular Communications, Inc. Employee Stock Purchase Plan (the "Plan") as of January 1, 1995. The purposes of this plan are as follows:

         (1) To assist employees of McCaw Cellular Communications, Inc. and its subsidiary corporations in acquiring a stock ownership interest in AT&T Corp., parent of the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

         (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiary corporations.


1.        Definitions

         Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):


         (a)      "Code" means the Internal Revenue Code of 1986, as amended.


         (b) "Committee" shall mean the committee appointed to administer the Plan pursuant to paragraph 12.

         (c) "Company" means McCaw Cellular Communications, Inc., a Delaware corporation.

         (d) "Date of Exercise" means with respect to any Option the last trading day of each month during the Option Period in which that Option was granted.

- --------

* This document sets forth the Amended and Restated McCaw Cellular Communications, Inc. Employee Stock Purchase Plan and incorporates all amendments to the original Employee Stock Purchase Plan adopted on August 14, 1987. The amendments contained herein were adopted May 11, 1988, February 13, 1989, March 5, 1991, May 7, 1991, March 4, 1992,
         September 8, 1994, and February __, 1995.

         (e) "Date of Grant" means the date upon which an Option is granted, as set forth in paragraph 3(a).

         (f) "Eligible Compensation" means regular rate of pay, overtime pay, and commissions on the Date of Grant.

         (g) "Eligible Employee" means any employee who meets the following criteria: (1) the employee does not, immediately after the option is granted, own stock (as defined by Sections 423(b)(3) and 424(d) of the Code) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary of the Company; (2) the employee's customary employment is not 20 hours or less per week; (3) the employee's customary employment is for more than five months in any calendar year; and (4) the employee is either (a) employed by the Company or a Subsidiary of the Company on September 8, 1994 or (b) has completed six months of employment for the Company or any present or future Subsidiary of the Company.


         (h) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

         (i) "Option Period" means with respect to any Option the period beginning upon the Date of Grant and ending on the June 30 or December 31 immediately following the Date of Grant.


         (j)      "Option Price" has the meaning set forth in paragraph 4(b).


         (k) "Parent of the Company" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


         (l) "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).


         (m) "Plan" means this Amended and Restated McCaw Cellular Communications, Inc. Employee Stock Purchase Plan.


         (n) "Plan Year" means the fiscal year beginning on January 1 and ending on December 31.


         (o) "Stock" shall mean shares of common stock, par value $1.00 per share, of AT&T Corp.

         (p) "Subsidiary of the Company" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


2.        Stock Subject to Plan

         Subject to the provisions of paragraph 10 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 3,000,000 shares, and may be newly issued shares or reacquired shares or shares bought on the market for purposes of the Plan; provided, however, the additional 500,000 shares authorized by the board of directors of the Company on September 8, 1994 subject to shareholder approval shall only be sold pursuant to grants made on or after September 8, 1994, and the additional 2,000,000 shares authorized by the board of directors of AT&T Corp. on December 21, 1994 (subject to shareholder approval) shall only be sold pursuant to grants made on or after July 1, 1995.


3.        Grant of Options

         (a)       General Statement

         The Company may grant Options under the Plan to all Eligible Employees on September 8, 1994. Thereafter, Options may be granted on January 1 and/or July 1 of each Plan Year commencing July 1, 1995. The term of each Option shall end on the last trading day of the earlier of June or December immediately after the Option is granted. As of any Date of Exercise, the number of shares of Stock subject to each Option shall be the quotient of the payroll deductions authorized by each Participant during the Option Period in accordance with subparagraph (b) for the month ended on such Date of Exercise, divided by the Option Price of the Stock.

         (b)       Election to Participate:  Payroll Deduction Authorization


         Except as provided in subparagraph (e), an Eligible Employee may participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a Date of Grant a written payroll deduction authorization in a form prepared by the Company whereby the Eligible Employee gives notice of his or her election to participate in the Plan as of the next following Date of Grant, and whereby the Eligible Employee designates a stated whole percentage (or amount) equaling from 2% to 10% of his or her Eligible Compensation to be withheld on each payday. The stated amount may not be less than a sum which will result in the payment into the Plan of at least $5.00 each payday and may not exceed the limitation stated in subparagraph (d).

         (c)       Changes in Payroll Authorization


         The payroll deduction authorization referred to in subparagraph (b) may be changed effective on January 1 or July 1 of each Plan Year or at such other time as may be designated by the Committee.


         (d)       $25,000 Limitation


         No Eligible Employee shall be permitted to purchase the Stock under the Plan or under any other employee stock purchase plan of the Company or of any Parent or Subsidiary of the Company which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in fair market value of Stock (determined at the time the option is granted) for each calendar year in which any such Option granted to such Participant is outstanding at any time.


         (e)       Leaves of Absence


         During leaves of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2) a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence.


4.        Exercise of Options

         (a)       General Statement


         Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each Date of Exercise to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option.


         (b)       Option Price Defined


         The option price per share of the Stock (the "Option Price") to be paid by each Participant on each exercise of his or her Option shall be an amount equal to 85% of the fair market value of a share of Stock as of the applicable Date of Exercise. The fair market value of a share of Stock as of a given date shall be the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred.

         (c)       Delivery of Share Certificates


         As soon as practicable after each Date of Exercise, the Company will cause to be delivered to each Participant a certificate, or its equivalent, issued in his or her name for the number of shares of the Stock with respect to which his or her Option was exercised and for which the Participant has paid the Option Price. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, or its equivalent, the Company will seek to obtain such authority. The inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate, or its equivalent, shall relieve the Company from liability to any Participant except to return to him or her the amount of the balance in his or her account.


5.        Withdrawal From the Plan

         (a)       General Statement


         Any Participant may withdraw from the Plan at any time. A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, as soon as practicable following receipt of a Participant's notice of withdrawal, will refund to the Participant the amount of the balance in his or her account under the Plan. Upon receipt of a Participant's notice of withdrawal from the Plan, automatically and without any further act on the part of the Participant, his or her payroll deduction authorization, his or her interest in the Plan, and his or her Option under the Plan shall terminate.


         (b)       Eligibility Following Withdrawal


         A Participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he or she withdrew.


6.        Termination of Employment

         (a)       Termination of Employment Other Than by Retirement or Death


         If the employment of a Participant terminates other than by retirement or death, his or her participation in the Plan automatically and without any act on the Participant's part shall terminate as of the date of the termination of his or her employment. As soon as practicable after such Participant's termination of employment, the Company will refund to the Participant the amount of the balance in his or her account under the Plan. Upon a participant's termination of employment, his or her interest in the Plan and his or her Option under the Plan shall terminate.


         (b)       Termination by Retirement


         A Participant who retires may, by written notice to the Company, request payment of the balance in his or her account under the Plan, in which event the Company shall make such payment as soon as practicable after receiving such notice; upon receipt of such notice, the Participant's interest in the Plan and his or her Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, such Participant's Option will be deemed to have been exercised on such Date of Exercise.


         (c)       Termination by Death


         If the employment of a Participant is terminated by his or her death, the executor of the Participant's will or the administrator of the Participant's estate, by written notice to the Company, may request payment of the balance in the Participant's account under the Plan, in which event the Company shall make such payment as soon as practicable after receiving such notice; upon receipt of such notice, the Participant's interest in the Plan and his or her Option under the Plan shall terminate. If the Company does not receive such notice prior to the Date of Exercise, such Participant's Option will be deemed to have been exercised on such Date of Exercise.


7.        Restriction Upon Assignment


         An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. Except as provided in
Section 6(c), an Option may not be exercised to any extent except by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

8.        No Rights of Stockholder Until Certificate Issued


         With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, a certificate, or its equivalent, for shares has been issued to the Participant following exercise of his or her Option.


9.        Changes in the Stock; Adjustments of an Option


         Whenever any change is made in the number of shares of Stock or to the number of Options outstanding under the Plan, by reason of stock dividend or by reason of subdivision, combinations, or reclassification of shares, appropriate action will be taken by the board of directors of the Company and of AT&T Corp. to adjust accordingly the number of shares of Stock subject to the Plan and the number and the Option Price of shares of Stock subject to the Options outstanding under the Plan.


10.       Use of Funds; No Interest Paid


         All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to his or her account under the Plan with respect to such funds.

11.       Amendment of the Plan


         The board of directors of the Company may amend, suspend, or terminate the Plan at any time and from time to time; provided that approval by the vote of the holders of more than 50% of the outstanding shares of the Stock entitled to vote shall be required to amend the Plan (i) to change the number of shares of Stock reserved for the Options under the Plan, (ii) to decrease the Option Price below a price computed in the manner stated in paragraph 4(b), or (iii) to alter the requirements for eligibility to participate in the Plan.


12.       Administration by Committee; Rules and Regulations

         (a)       Appointment of Committee


         The Plan shall be administered by the Committee, which shall be composed of one or more members of the board of directors of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the board of directors of the Company and continuing until he or she dies or resigns or is removed from office by such board of directors.


         (b)       Duties and Powers of Committee


         It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend, or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.


         (c)       Majority Rule

         The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

         (d)       Compensation; Professional Assistance; Good Faith Actions


         Members of the Committee shall receive such compensation for their services as members as may be determined by the board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

13.       No Rights as an Employee

         Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary of the Company or to affect the right of the Company and Parents and Subsidiaries of the Company to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

14.       Merger, Acquisition or Liquidation of the Company

         In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code.

         In the event of the merger or consolidation of AT&T Corp. into another corporation, the acquisition by another corporation of all or substantially all of AT&T Corp.'s assets or 80% or more of AT&T Corp.'s then outstanding voting stock or the liquidation or dissolution of AT&T Corp., the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, with the consent of the board of directors of AT&T Corp. (or its delegate), provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code.


15.       Term; Approval by Stockholders


         No Option may be granted during any period of suspension or after termination of the Plan, and in no event may any Option be granted under the Plan after December 31, 1999. The Plan will be submitted for the approval of AT&T Corp.'s stockholders within 12 months after December 21, 1994. Options may be granted prior to such stockholder approval, provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

16.       Effect Upon Other Plans

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company or any Parent or Subsidiary of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or Subsidiary of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17.       Notices


         Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to the Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to it or the Employee. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the Untied States Postal Services.


18.       Titles

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.